UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2015

GLOBAL PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161
800 South Street
Waltham, Massachusetts 02454-9161
(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including
area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 1, 2015, Global Partners LP (the “Partnership”) received a notice of intent to sue (“NOI”) from Earthjustice, an environmental advocacy organization on behalf of the County of Albany, New York, a public housing development owned and operated by the Albany Housing Authority and certain environmental organizations, related to alleged violations of the Clean Air Act at the Partnership’s petroleum product transloading facility in Albany, New York (the “Terminal”), particularly with respect to crude oil operations at the Terminal.  The Global Albany Terminal is a 63-acre licensed, permitted and operational stationary bulk petroleum storage and transfer terminal that currently consists of petroleum product storage tanks, along with truck, rail and marine loading facilities, for the storage, blending and distribution of various petroleum and related products, including, but not limited to, gasoline, ethanol, distillates, heating and crude oils.

The Clean Air Act authorizes citizens to commence enforcement action against violations of the Act, including permits issued pursuant to the Act.  Citizens must be adversely affected by the alleged violation and normally must give 60 days’ notice of the alleged violation to the alleged violator, New York State and U.S. Environmental Protection Agency (“EPA”) prior to filing any suit.  The notice and 60 day period are intended to allow the alleged violator an opportunity to correct the violation and to give the EPA or New York State an opportunity to enforce compliance, thus making citizen enforcement unnecessary. Not all such notices result in lawsuits being filed.  In the event that the EPA or the New York State Department of Environmental Conservation (“NYDEC”) take enforcement action regarding the allegations, the citizens group action does not go forward.  The Earthjustice NOI indicates an intent to seek, among other things, (i) injunctive relief enjoining the receipt, storage and trans-loading of crude oil at the Terminal, (ii) a judgment vacating the Partnership’s 2012 permit that effectively allows crude oil throughput at the Terminal and (iii) civil penalties of $37,500 for each day the Partnership has operated the Terminal in violation of the Clean Air Act.  In the event the EPA or NYDEC do not take action, the citizens may file a lawsuit against the Partnership. The Partnership believes that it has meritorious defenses against all allegations and will vigorously contest any such lawsuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

	By:	Global GP LLC,
its general partner

Dated: September 4, 2015

		By:	/s/ Edward J. Faneuil
Executive Vice President, General Counsel and Secretary